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                                                                   EXHIBIT 10.54



                               FIRST AMENDMENT TO
                               ------------------
                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------


         THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of October 27, 2003 (the "Amendment Closing Date") and entered into by and between BANK OF AMERICA, N.A., as lender (the "Lender"), with offices at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, and Meade Instruments Corp., a Delaware corporation, and Simmons Outdoor Corporation, a Delaware corporation (such entities being referred to hereinafter each individually as a "Borrower" and collectively, the "Borrowers").

         WHEREAS, the Lender and the Borrowers have entered into that certain Amended and Restated Credit Agreement dated as of October 25, 2002 (as amended, restated or modified from time to time, the "Agreement"); and

         WHEREAS, the Borrowers have requested that the Lender amend the Agreement in certain respects, and the Lender is willing to so amend the Agreement pursuant to the terms and conditions provided herein.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                    ---------

                                   Definitions
                                   -----------

         Section 1.01. DEFINITIONS. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                                   ARTICLE II
                                   ----------

         Section 2.01. NEW DEFINITIONS. The following definitions are hereby added to the Agreement to read as follows:

         " `HISTORICAL DILUTION PERIOD' means, with respect to any month, the six months consisting of (i) the 3 months that are 9, 10, and 11 months prior to such month, and (ii) the 3 months that are 21, 22, and 23 months prior to such month. For example, for October, 2003, the Historical Dilution Period would consist of January, 2003, December, 2002, and November, 2002, and January 2002, December 2001, and November, 2001."

         " `AVERAGE DILUTION PERCENTAGE' means, for any month, the average of the Monthly Dilution Percentages within the applicable Historical Dilution Period."


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         " `MONTHLY DILUTION PERCENTAGE' means, for any calendar month, the percent calculated as of the first day of such month and rounded up to the next whole percent and obtained by dividing (i) the sum of all adjustments during such month made to the Accounts to reflect correcting adjustments which consist of short pays or other disputed amounts, uncollectible items being transferred to the bad debt allowance account, reclassifications, other non-cash credits, allowances, discounts, write-offs or other offsets to the Accounts which the Lender, in its reasonable commercial discretion, deems appropriate to reduce the value of Accounts, by (ii) the total reductions to the Accounts in such month (which shall include all cash collections plus all non-cash reductions)."

         Section 2.02. AMENDED DEFINITIONS. The following definitions are hereby amended and now read as follows:

         " `ADJUSTED DILUTION PERCENTAGE' means, for any period, the lesser of
         (i) the Average Dilution Percentage, or (ii) the amount determined by subtracting 7.5% from the Average Dilution Percentage and multiplying the remainder by 2."

         " `DATED ACCOUNTS' means Accounts which are otherwise Eligible Accounts, except that such Accounts arise from either (i) the sale of goods made in June of any year by Simmons, with the latest possible payment due date for such goods being January 15 of the following year, or (ii) the sale of goods made between July 1st and November 30th by any Borrower in any year, with the latest possible payment due date for such goods being January 15 of the following year."

         Section 2.03. DELETED DEFINITION. The definition of "Dilution Percentage" is hereby deleted in its entirety.

                                   ARTICLE III
                                   -----------

         Section 3.01. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

                  (i) The representations and warranties contained herein and in the Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

                  (ii) The Borrowers shall have delivered to the Lender an executed original copy of this Amendment;

                  (iii) No Default or Event of Default shall have occurred and be continuing; and

                  (iv) All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Lender in its sole and absolute discretion.


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                                   ARTICLE IV
                                   ----------

         Section 4.01. ACKNOWLEDGMENT. The Borrowers hereby represent and warrant that the execution and delivery of this Amendment and compliance by the Borrowers with all of the provisions of this Amendment, (i) are within its powers and purposes, (ii) have been duly authorized or approved by the Borrowers, and (iii) when executed and delivered by or on behalf of the Borrowers will constitute valid and binding obligations of the Borrowers, enforceable in accordance with their terms. Each Borrower reaffirms its obligation to pay all amounts due the Lender under the Loan Documents in accordance with the terms thereof, as modified hereby.

         Section 4.02. LOAN DOCUMENTS UNMODIFIED. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein. Any lien and/or security interest granted to the Lender in the Collateral set forth in the Agreement or any other Loan Document are and shall remain unchanged and in full force and effect and the Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations thereunder, as modified hereby, and the Borrowers' obligations hereunder.

         Section 4.03. PARTIES, SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of each of the Borrowers, the Lender, and their respective successors and assigns.

         Section 4.04. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 4.05. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 4.06. EXPENSES OF THE LENDER. Each Borrower agrees to pay on demand (i) all costs and expenses reasonably incurred by the Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of the Lender's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by the Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the costs and fees of the Lender's legal counsel, the allocated cost of staff counsel, and the costs and fees associated with any environmental due diligence conducted in relation hereto.

         Section 4.07. TOTAL AGREEMENT. This Amendment, the Agreement, and all other Loan Documents shall constitute the entire agreement between the parties relating to the subject matter hereof, and shall rescind all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and shall not be changed or terminated orally.

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         IN WITNESS WHEREOF, the parties have executed and delivered this
Amendment as of the day and year first above written.



                                        "BORROWERS":

                                        MEADE INSTRUMENTS CORP.
                                        SIMMONS OUTDOOR CORPORATION


Dated as of October 27, 2003            By:      /s/ Brent W. Christensen
                                                 ---------------------------
                                        Name:    Brent W. Christensen
                                        Title:   Senior Vice President - Finance
                                                 and Chief Financial Officer


                                        "LENDER":

                                        BANK OF AMERICA, N.A.

Dated as of October 27, 2003            By:      /s/ Todd R. Eggertsen
                                                 ---------------------------
                                        Name:    Todd R. Eggertsen
                                        Title:   Vice President


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